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                                                                    EXHIBIT 15.1

                         ACCOUNTANTS' AWARENESS LETTER



We are aware that our report, which includes an explanatory paragraph concerning the company's ability to continue as a going concern, dated April 12, 1996, on our review of the interim financial information of Fountain Oil Incorporated for the three- and six- month period ended February 29, 1996 and included in the company's quarterly report on Form 10-QSB for the quarter then ended is incorporated by reference in this Registration Statement on Form S-8 of Fountain Oil Incorporated pertaining to the 1,500,000 shares of Fountain Oil Incorporated Common Stock, par value $.10 per share, to be offered or sold pursuant to the Fountain Oil Incorporated 1995 Long-Term Incentive Plan. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



/S/ COOPERS & LYBRAND L.L.P.

Houston, Texas
April 18, 1996